Exhibit 10.30

Execution Version

AMENDMENT AND CONSENT

This AMENDMENT AND CONSENT (this “Consent”) dated as of July 12, 2007, with an effective date determined in accordance with Section 4 below (the “Effective Date”), is entered into by and among O’CHARLEY’S INC., a Tennessee corporation (the “Borrower”), the Lenders, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

STATEMENT OF PURPOSE

The Borrower, the Lenders and the Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of October 18, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended certain credit facilities to the Borrower.

The Borrower has advised the Administrative Agent and the Lenders that it proposes to: (a) sell certain real property in Nashville, Tennessee (described in further detail on Schedule A attached hereto and which property includes the Borrower’s commissary but excludes the Borrower’s headquarters building and sufficient parking) (the “Nashville Real Property”), (b) sell certain inventory and equipment associated with the Nashville Real Property, (c) assign the lease for its Bellingham, Massachusetts distribution facility (the “Bellingham Facility”) to a third party and, concurrently with such assignment, sell certain inventory and other assets located at the Bellingham Facility and related inventory located at third party warehouse facilities, (d) close its Woburn, Massachusetts manufacturing facility (the “Woburn Facility”), a facility for which the Borrower’s lease expires in 2008 and, concurrently with such closure, sell certain inventory and other assets located at the Woburn Facility and related inventory stored at third party warehouse facilities, and (e) transfer or terminate certain tractor-trailer operating leases associated with the Borrower’s inventory shipment process with respect to both the Nashville, Tennessee and Bellingham, Massachusetts locations. All of the foregoing sales, assignment and closure shall be completed within twelve (12) months of the date hereof, and each of the foregoing enumerated items is referred to as a “Disposition Transaction” and collectively, all such transactions are referred to as the “Disposition Transactions”.

In connection with the foregoing, the Borrower has requested that the Lenders and the Administrative Agent: (a) consent to the Disposition Transactions, (b) release the mortgages and other liens covering the assets being sold or otherwise disposed of in connection with the Disposition Transactions, and (c) consent to the release of the assignments of lease agreements governing the Bellingham Facility and the Woburn Facility from the Amended and Restated Collateral Assignment Agreement dated as of October 18, 2006, by and among the Borrower, certain subsidiaries of the Borrower and the Administrative Agent (the “Collateral Assignment Agreement”). Additionally, the Borrower has requested that the Lenders and the Administrative Agent agree to amend the Credit Agreement as further described herein.

The Lenders have agreed, subject to the terms and conditions set forth herein, to grant such requests of the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.   Capitalized Terms. All capitalized undefined terms used in this Consent (including, without limitation, in the Statement of Purpose hereto) shall have the meanings assigned thereto in the Credit Agreement.

Section 2.       Consent. Subject to the terms and conditions hereof, including, without limitation, the conditions to effectiveness set forth in Section 4, the Administrative Agent and the Lenders consent and agree to (a) the Disposition Transactions; provided, however, that the Borrower and/or the applicable Subsidiary covenants and agrees that (i) the assets that are the subject of the Disposition Transactions will be sold for fair market value as determined by the Borrower’s board of directors, (ii) that the consideration received by the Borrower and/or applicable Subsidiary shall be paid in cash and (iii) that the Net Cash Proceeds received from all asset sales made in connection with Disposition Transactions shall be used to purchase “Replacement Assets” (as such term is defined in the Indenture dated as of November 4, 2003 (the “Indenture”) governing the Senior Subordinated Notes) or to make capital expenditures in or that are used or useful in, a “Permitted Business” (as such term is defined in the Indenture) within 365 days of the Borrower’s or the applicable Subsidiary’s receipt thereof; and (b) the release of the Administrative Agent’s Mortgage on the Nashville Real Property, the release of the Bellingham Facility and the Woburn Facility from the Collateral Assignment Agreement and the release of such other liens in favor of the Administrative Agent (for the benefit of the Administrative Agent and the Lenders) encumbering the inventory and equipment being sold as part of the Disposition Transactions; provided, however, that such Liens shall be released solely to the extent, and at the time that, each such Disposition Transaction is actually consummated in accordance herewith. Subject to the foregoing requirements and the requirements set forth in Section 4, the Lenders hereby agree that the Disposition Transactions permitted pursuant to the foregoing consent are “one-time” in nature and shall not be deemed to utilize any baskets provided in the Credit Agreement that may otherwise accommodate/permit such disposition. In furtherance of the foregoing, the Lenders hereby authorize the Administrative Agent to execute and deliver such releases and other documents as may be necessary or desirable to effectuate the consents set forth in this Section 2.

Section 3.       Amendment. Subject to and in accordance with the terms and conditions set forth herein, the Administrative Agent and the Lenders hereby agree to amend the Credit Agreement as follows:

(a)       Section 1.1 of the Credit Agreement (“Definitions”) shall be amended by adding the following proviso at the end of the definition of “EBITDA”:

“; provided that the Borrower shall be entitled to add back to EBITDA certain cash and non-cash charges in an aggregate amount not to exceed $14,000,000 that are incurred during the 2007 and/or 2008 Fiscal Years in connection with the asset dispositions permitted pursuant to the

Amendment and Consent by and among the Credit Parties, the Lenders and the Administrative Agent dated as of July 12, 2007.”

Section 4.	Conditions of Effectiveness.

(a)       General Conditions of Effectiveness. This Consent shall become effective when, and only when:

(i)        the Administrative Agent shall have received counterparts of this Consent executed by the Borrower, the Subsidiary Guarantors, the Administrative Agent and each Lender;

(ii)       the Administrative Agent shall have been reimbursed by the Borrower for all reasonable fees and out-of-pocket charges and other expenses incurred in connection with this Consent, the Credit Agreement and the transactions contemplated hereby and thereby, including, without limitation, the fees and expenses set forth in Section 8 and the reasonable fees and expenses of counsel to the Administrative Agent;

(iii)      the Borrower shall have paid to the Administrative Agent (or its applicable affiliates), for the account of each Lender (including the Administrative Agent), an amendment fee in an amount equal to 7.5 basis points times the sum of each Lender’s Commitment under the Credit Agreement (in each case, as of the Effective Date of this Consent); and

(iv)      the Administrative Agent shall have received (in form and substance reasonably satisfactory thereto) from the Borrower, a certificate of a Responsible Officer of the Borrower (A) certifying as to the incumbency and genuineness of the signature of each officer of the Borrower executing the documents required pursuant to this Section 4 to which the Borrower is a party; (B) containing a representation that the articles of incorporation and bylaws of the Borrower delivered on October 18, 2006 in connection with the Credit Agreement remain unchanged as of the Effective Date of this Consent (or attaching such applicable amendments thereto) and (C) attaching resolutions duly adopted by the respective governing body of the Borrower authorizing, as applicable, the execution, delivery and performance of this Consent and approving the Disposition Transactions contemplated hereby.

(v)       the Administrative Agent shall have received copies of the “Officer’s Certificate” and related resolutions from the Borrower’s board of directors delivered to the Trustee for the noteholders under the Indenture in accordance with Section 4.11 of such Indenture;

(vi)      prior to the consummation of each Disposition Transaction, the Administrative Agent shall have received executed copies of the pertinent documents related to such Disposition Transaction, including, without limitation, the purchase agreements for the Nashville Real Property and the closure and assignment documents relating to the Woburn Facility and the Bellingham Facility; and

(vii)     the Administrative Agent shall have received any other documents or instruments reasonably requested by the Administrative Agent in connection with the execution of this Consent.

(b)       Conditions to Release of Lien on Nashville Property. The Administrative Agent shall release its lien on the Nashville Property when, and only when, the Borrower shall have provided the Administrative Agent with the following related documentation, each in form and substance satisfactory to the Administrative Agent:

(i)	an updated legal description of the Nashville Property;

(ii)       a copy of the subdivision approval relating to the Nashville Property and allowing the subdivision of such property (relating to the retention by the Borrower of the headquarters building and cafeteria (which cafeteria is to be demolished and turned into parking));

(iii)      a survey of recent date regarding the retained real property (headquarters, cafeteria, etc.) in Nashville, Tennessee and any related easements;

(iv)      an endorsement to the title insurance policy in favor of the Administrative Agent confirming continued coverage of the retained real property and covering the partial release of mortgage;

(v)       an amended fixture filing (UCC-3) for the retained real property updating the legal description thereto; and

(vi)      the Administrative Agent shall have received any other documents or instruments reasonably requested by the Administrative Agent.

Section 5.       Limited Effect. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. This Consent shall not be deemed (a) to be a waiver of, or consent to, a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any other right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of any other term or condition of any other agreement by and among the Borrower, on the one hand, and the Administrative Agent or any other Lender, on the other hand. References in the Credit Agreement to “this Agreement” (and indirect references such as

“hereunder”, “hereby”, “herein”, “hereof” or other words of like import) and in any Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

Section 6.       Representations and Warranties/No Default. The Borrower represents and warrants as follows:

(a)       The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Consent.

(b)       The execution, delivery and performance by the Borrower of this Consent are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Borrower’s charter or by-laws, (ii) any law or any contractual restriction binding on or affecting the Borrower, or result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge, encumbrance or preferential arrangement of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Borrower (other than as contemplated hereby).

(c)       No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Consent.

(d)       This Consent constitutes the legal, valid and binding obligation of the Borrower and its Subsidiaries, as the case may be, enforceable against the Borrower and its Subsidiaries, as the case may be, in accordance with its terms.

(e)       There is no pending or overtly threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which could reasonably be expected to materially adversely affect the financial condition or operations of the Borrower or any Subsidiary or which purports to affect the legality, validity or enforceability of this Consent.

(f)        After giving effect to this Consent, (i) the representations and warranties made by the Borrower pursuant to Article VII of the Credit Agreement are true and correct with the same effect as if made on and as of the date hereof, except for any representation and warranty made as of an earlier date, which such representation and warranty shall remain true and correct as of such earlier date and (ii) after giving effect to the waiver contained herein, no Default or Event of Default has occurred and is continuing.

Section 7.	Acknowledgement and Reaffirmation. By their execution hereof,

(a)       each of the Borrower and each Subsidiary Guarantor hereby expressly (i) consents to the consents and amendment set forth in this Consent, (ii) reaffirms all of its respective covenants, representations, warranties and other obligations set forth in the Credit Agreement, the Collateral Agreement, the Subsidiary Guaranty Agreement and the other Loan Documents to which it is a party and (iii) acknowledges, represents and agrees that its respective covenants, representations, warranties and other obligations set forth in the Credit Agreement, the Collateral Agreement, the Subsidiary Guaranty Agreement and the other Loan Documents to which it is a party remain in full force and effect; and

(b)       each of the Borrower and each Subsidiary Guarantor hereby confirms that each of the Security Documents to which it is a party shall continue to be in full force and effect and is hereby ratified and reaffirmed in all respects as if fully restated as of the date hereof by this Consent. In furtherance of the reaffirmations set forth in this Section 7, each of the Borrower and each Subsidiary Guarantor hereby grants and assigns a security interest in all Collateral identified in any Security Document as collateral security for the Obligations and the Guaranteed Obligations (as defined in the Subsidiary Guaranty Agreement).

Section 8.       Costs, Expenses and Taxes. The Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Consent and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder. The Borrower further agrees to pay on demand all reasonable costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Consent and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Consent and the other instruments and documents to be delivered hereunder, and agrees to save the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

Section 9.       Execution in Counterparts. This Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

Section 10.     Governing Law. This Consent shall be governed by, construed and enforced in accordance with and all issues related to the legality, validity or enforceability hereof shall be determined under the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), without regard to the other conflicts of law principles thereof.

Section 11.     Fax Transmission. A facsimile, telecopy or other reproduction of this Consent may be executed by one or more parties hereto, and an executed copy of this Consent may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

At the request of any party hereto, all parties hereto agree to execute an original of this Consent as well as any facsimile, telecopy or other reproduction hereof.

Section 12.     Entire Agreement. This Consent is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.

Section 13.     Successors and Assigns. This Consent shall be binding on and inure to the benefit of the parties and their heirs, beneficiaries, successors and assigns.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed by their respective officers thereunto duly authorized, as of the date first above written.

O’CHARLEY’S INC., as Borrower

By: /s/ Lawrence E. Hyatt
Name. Lawrence E. Hyatt

Title: Chief Financial Officer, Secretary and Treasurer

SUBSIDIARY GUARANTORS:

O’CHARLEY’S MANAGEMENT COMPANY, INC.

By: /s/ Lawrence E. Hyatt
Name: Lawrence E. Hyatt
Title: Secretary and Treasurer

STONEY RIVER MANAGEMENT COMPANY, INC.

By: /s/ Lawrence E. Hyatt
Name: Lawrence E. Hyatt
Title: Secretary and Treasurer

STONEY RIVER, LLC

By: /s/ Lawrence E. Hyatt
Name: Lawrence E. Hyatt
Title: Secretary and Treasurer

[Signature Pages Continue]

O’CHARLEY’S RESTAURANT PROPERTIES, LLC

By: /s/ Lawrence E. Hyatt
Name: Lawrence E. Hyatt
Title: Secretary and Treasurer

STONEY RIVER LEGENDARY MANAGEMENT, L.P.

By: /s/ Lawrence E. Hyatt
Name: Lawrence E. Hyatt
Title: Secretary and Treasurer

[Signature Pages Continue]

                                                                                                        AIR TRAVEL SERVICES, INC.

By: /s/ Lawrence E. Hyatt
Name: Lawrence E. Hyatt
Title: Secretary and Treasurer

OCI, INC.

By: /s/ Lawrence E. Hyatt
Name: Lawrence E. Hyatt
Title: Secretary and Treasurer

DFI, INC.

By: /s/ Lawrence E. Hyatt
Name: Lawrence E. Hyatt
Title: Secretary and Treasurer

O’CHARLEY’S SERVICE COMPANY, INC.

By: /s/ Lawrence E. Hyatt
Name: Lawrence E. Hyatt
Title: Secretary and Treasurer

O’CHARLEY’S SPORTS BAR, INC.

By: /s/ Lawrence E. Hyatt
Name: Lawrence E. Hyatt
Title: Secretary and Treasurer

[Signature Pages Continue]

                                                                                                        O’CHARLEY’S FINANCE COMPANY, INC.

By: /s/ Lawrence E. Hyatt
Name: Lawrence E. Hyatt
Title: Secretary and Treasurer

OPI, INC.

By: /s/ Lawrence E. Hyatt
Name: Lawrence E. Hyatt
Title: Secretary and Treasurer

99 RESTAURANTS, LLC

By:/s/ Lawrence E. Hyatt
Name: Lawrence E. Hyatt
Title: Secretary and Treasurer

99 WEST, INC.

By: /s/ Lawrence E. Hyatt
Name: Lawrence E. Hyatt
Title: Clerk and Treasurer

99 RESTAURANTS OF VERMONT, LLC

By: 99 West, Inc., its Sole Member

By: /s/ Lawrence E. Hyatt
Name: Lawrence E. Hyatt
Title: Clerk and Treasurer

[Signature Pages Continue]

99 RESTAURANTS OF MASSACHUSETTS, a Massachusetts business trust

By: /s/ Lawrence E. Hyatt
Name: Lawrence E. Hyatt
Title: Secretary and Treasurer

99 COMMISSARY, LLC

By: /s/ Lawrence E. Hyatt
Name: Lawrence E. Hyatt
Title: Secretary and Treasurer

99 RESTAURANTS OF BOSTON, LLC

By: /s/ Lawrence E. Hyatt
Name: Lawrence E. Hyatt
Title: Secretary and Treasurer

[Signature Pages Continue]

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender

By: /s/ Martha M. Winters
Name: Martha M. Winters
Title: Director

                                                                                                        U.S. Bank, N.A., as Lender

By: /s/ Michael P. Dickman
Name: Michael P. Dickman
Title: Vice President U.S. Bank, N.A.

                                                                                                        SUNTRUST BANK as Lender

By: /s/ Jean-Paul Purdy
Name: Jean-Paul Purdy
Title: Director

                                                                                                        KEYBANK NATIONAL ASSOCIATION,

By: /s/ Marianne T. Meil
Name: Marianne T. Meil
Title: Senior Vice President

                                                                                                        JPMORGAN CHASE BANK, N.A., as Lender

By: /s/ Lisa A. Huelskamp
Name: Lisa A. Huelskamp

                                                                                                        FIRST TENNESSEE BANK, as Lender

By: /s/ Ned Spitzer
Name: Ned Spitzer
Title: Vice President

                                                                                                        Fifth Third Bank, as Lender

By: /s/ John K. Perez
Name: John K. Perez, Vice President

                                                                                                        Bank of America, N.A., as Lender

By: /s/ John Schmidt
Name: John Schmidt

                                                                                                        Regions Bank, as Lender

By: /s/ Allan K. Oakley
Name: Allan K. Oakley

6701845.1

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